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FORM OF PROXY CARD FOR REGISTRANT

                                                                    EXHIBIT 99.1

                          HEALTHEON/WEBMD CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints John L. Westermann III and Jack D. Dennison as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of common stock of the undersigned at the 2000 Annual Meeting of HEALTHEON/WEBMD CORPORATION, to be held at the law offices of Alston & Bird LLP, One Atlantic Center, The Gaines Room, 42nd Floor, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424 on September 12, 2000 at 9:30 a.m., Eastern time, and at any adjournment or postponement thereof.


     WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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                        Please date, sign and mail your


                      proxy card back as soon as possible!



                         Annual Meeting of Stockholders


                          HEALTHEON/WEBMD CORPORATION


                               September 12, 2000


[X] Please mark your

    votes as in this example



  The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, 5 and 6.



                                                                FOR     AGAINST    ABSTAIN
1. To approve and adopt the Medical Manager merger              [ ]       [ ]        [ ]
  agreement, as amended, and the Medical Manager merger.
                                                                FOR     AGAINST    ABSTAIN
2. To approve the issuance of 1.3 shares of Healtheon/WebMD     [ ]       [ ]        [ ]
  common stock for each outstanding share of CareInsite,
  Inc. common stock in the CareInsite merger contemplated in the enclosed proxy statement/prospectus.



                                            FOR
                                       all nominees               AGAINST
                                      listed at right          all nominees
3. To elect all nominees                    [ ]                     [ ]             Nominees: U. Bertram Ellis,
  listed at right to each                                                           Jr.
  serve a three-year term as                                                                    Dennis B.
  Class II directors.                                                                           Gillings
                                                                                                Charles G.V.
                                                                                                Stevens

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the individual's name in the list at right.)



                                                                FOR     AGAINST    ABSTAIN
4. To amend the certificate of incorporation of                 [ ]       [ ]        [ ]
  Healtheon/WebMD to change the corporate name to WebMD
  Corporation.

                                                                FOR     AGAINST    ABSTAIN
5. To approve and adopt Healtheon/WebMD's 2000 long-term        [ ]       [ ]        [ ]
  incentive plan.
                                                                FOR     AGAINST    ABSTAIN
6. To increase the number of shares reserved for issuance       [ ]       [ ]        [ ]
  under Healtheon/WebMD's 1998 employee stock purchase plan
  and to change the formula for annually increasing the
  number of shares available to be issued under the plan.


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any other adjournments or postponements thereof.


PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.


The undersigned acknowledges receipt of the accompanying Notice of Annual
Meeting.
Signature: __________ Date: __________    Signature: __________ Date: __________


NOTE: The Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print in full corporate name and indicate the capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.